                                                                    Exhibit 11.1

                              THOUSAND TRAILS, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                    (DOLLARS AND COMMON SHARES IN THOUSANDS)

                                                             Six Months   Six Months
                                                               Ended         Ended
                                                            December 31,  December 31,
                                                               1997          1996
                                                            ------------  ------------

BASIC:

Weighted average number of common shares outstanding           7,390       7,063
                                                              ======      ======
Net income allocable to common shareholders                   $8,486      $1,817
                                                              ======      ======
Net income per common share -- basic                          $ 1.15      $ 0.26
                                                              ======      ======

DILUTED:

Weighted average number of common shares outstanding           7,390       7,063
Weighted average common stock equivalents -
  Dilutive options                                               986         214
  Dilutive warrants                                               34          --
                                                              ------      ------

Weighted average number of common shares outstanding           8,410       7,277
                                                              ======      ======

Net income allocable to common shareholders                   $8,486      $1,817
                                                              ======      ======

Net income per common share -- diluted                        $ 1.01      $ 0.25
                                                              ======      ======

Note that the calculation for the six and three month periods ended December 31, 1996, has been restated to reflect the change in accounting method adopted by the Company in fiscal 1997, and retroactively applied to all reporting periods presented (see Note 1 to the consolidated financial statements included in Item 1 of Part I).



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

                                                                    Exhibit 11.1

                                                           Three Months  Three Months
                                                               Ended         Ended
                                                           December 31,  December 31,
                                                                1997        1996
                                                           ------------  ------------

BASIC:

Weighted average number of common shares outstanding           7,393       7,383
                                                              ======      ======

Net income allocable to common shareholders                   $2,500      $  242
                                                              ======      ======

Net income per common share -- basic                          $ 0.34      $ 0.03
                                                              ======      ======

DILUTED:

Weighted average number of common shares outstanding           7,393       7,383
Weighted average common stock equivalents -
  Dilutive options                                             1,033         356
  Dilutive warrants                                               64          --
                                                              ------      ------

Weighted average number of common shares outstanding           8,490       7,739
                                                              ======      ======

Net income allocable to common shareholders                   $2,500      $  242
                                                              ======      ======

Net income per common share -- diluted                        $ 0.29      $ 0.03
                                                              ======      ======




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